BUFFALO GOLD LTD.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

(Unaudited, Prepared by Management)

JUNE 30, 2004

NOTICE TO READER

These unaudited consolidated financial statements for the second financial quarter ended June 30, 2004 have not been reviewed by our auditors, Davidson & Company, Chartered Accountants. They have been prepared by Buffalo Gold Ltd.'s management in accordance with accounting principles generally accepted in Canada, consistent with previous quarters and years. These unaudited consolidated financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2003.

____________________________________________________________________________________________________________________________________

BUFFALO GOLD LTD.
(An Exploration Stage Company)

Balance Sheets
(Expressed in Canadian dollars)
As at June 30, 2004 and December 31, 2003
(Unaudited, Prepared by Management)

_________________________________________________________________________________________________________________________________________________________
	June 30, 2004 (Unaudited)	December 31, 2003
Assets
Current
Cash and cash equivalents	$ 8,798	$ 12,890
Receivables	6,468	20,743
Notes receivable (note 3)	97,264	-
Prepaid expenses	-	13,857
	112,530	47,490
Exploration properties and deferred costs (note 3)	-	-
	$ 112,530	$ 47,490
Liabilities And Shareholders' Deficiency

Current
Accounts payable and accrued liabilities (note 7)	$ 503,931	$ 443,573
Share subscriptions received (note 4)	-	-
Loans payable	152,131	152,131
	656,062	595,704
Amounts due to shareholders	6,272	6,272
	662,334	601,976
Shareholders' deficiency
Share capital (note 4)
Authorized
Unlimited common shares without par value
Issued
4,086,726 (2003 - 4,008,890) common shares	4,252,602	4,232,769
Contributed surplus	54,000	54,000
Deficit	(4,856,406)	(4,841,255)
	(549,804)	(554,486)
	$ 112,530	$ 47,490

Going concern (note 2)
On behalf of the Board:
John Tully John Tully	Director	James Stewart James Stewart	Director

The accompanying notes are an integral part of these financial statements.

___________________________________________________________________________________________________________

BUFFALO GOLD LTD.
(An Exploration Stage Company)

Statements of Operations and Deficit
(Expressed in Canadian dollars)
Quarter Ended June 30, 2004
(Unaudited, Prepared by Management)

____________________________________________________________________________________________________________________________
	Three Months Ended	Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Expenses

Consulting fees	$ 7,500	$ 84,000	$ 20,250	$ 114,000
Exploration costs	-	47,789	2,500	87,314
Listing, filing and transfer fees	4,670	12,478	9,968	23,147
Office and miscellaneous	4,859	5,796	10,997	9,834
Professional fees	9,290	15,494	36,915	58,318
Public relations	-	-	-	3,870
Rent	2,700	-	7,500	4,000
Travel and promotion	2,130	294	15,178	3,309

Loss before other items	(31,149)	(165,851)	(103,308)	(303,792)

Other Items

Recovery of property evaluation and due diligence costs (note 3)	-	-	94,955	-
Interest expense	(9,128)	-	(9,128)	-
Interest income	2,309	1	2,330	12

Income (loss) for the period	(37,968)	(165,850)	(15,151)	(303,780)

Deficit, beginning of period	(4,818,438)	(4,018,810)	(4,841,255)	(3,880,880)

Deficit, end of period	$ (4,856,406)	$ (4,184,660)	$ (4,856,406)	$ (4,184,660)

Income (loss) per share, basic and fully diluted
Income (loss) per share	$ (0.01)	$ (0.05)	$ (0.00)	$ (0.10)

Weighted average number of shares outstanding
Basic and fully diluted	4,086,726	3,552,480	4,061,493	3,109,494

The accompanying notes are an integral part of these financial statements.

_________________________________________________________________________________________________________________________________

BUFFALO GOLD LTD.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in Canadian dollars)

Quarter Ended June 30, 2004

(Unaudited, Prepared by Management)

_____________________________________________________________________________________________________________________________________________________

 Three Months
Ended

 Six Months Ended
______________________________________

June 30, 2004

June 30, 2003

June 30, 2004

June 30, 2003

Cash Flows From (Used In) Operating Activities

Income (loss) for the period

$ (37,968)

$ (165,850)

$ (15,151)

$ (303,780)

Items not involving cash

Stock-based compensation

-

54,000

-

54,000

Changes in non-cash working capital items:

Decrease (increase) in receivables

(1,094)

(6,022)

14,275

(14,284)

Increase in notes receivable

-

-

(94,955)

-

Decrease in prepaid expenses

-

-

13,857

-

               Increase in accounts payable and
accrued liabilities

31,823

6,566

58,049

35,423

               Net cash provided by (used in)
operating activities

(7,239)

(111,306)

(23,925)

(228,641)

Cash Flows From Financing Activities

        Accounts payable to be settled with
capital stock

-

-

-

-

        Share subscriptions received (returned)
(note 4)

(44,167)

-

-

-

Proceeds from private placement (note 4)

-

-

19,833

300,638

Net cash provided by financing activities

(44,167)

19,833

Cash Flows Used In Investing Activities

Expenditures on exploration properties

-

-

-

-

Net cash provided by (used in) investing activities

-

-

-

-

Change in cash and cash equivalents during the period

(51,406)

(111,306)

(4,092)

71,997

Cash and cash equivalents, beginning of period

60,204

189,508

12,890

6,205

Cash and cash equivalents, end of period

$ 8,798

$ 78,202

$ 8,798

$ 78,202

The accompanying notes are an integral part of these financial statements.

________________________________________________________________________________________________________________________________

BUFFALO GOLD LTD.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in Canadian dollars)

Quarter Ended June 30, 2004

(Unaudited, Prepared by Management)

_______________________________________________________________________________________________________________________________

1.     BASIS OF PRESENTATION

On February 17, 2003, the Company changed its name from Buffalo Diamonds Ltd. to Buffalo Gold Ltd. and consolidated its share capital on a 10 old for one new basis (note 4).

The Company is in the process of evaluating mineral properties for potential acquisition. To date, the Company has not earned significant revenues and is considered to be in the exploration stage.

The accompanying unaudited financial statements do not include all information and footnote disclosures required for an annual set of financial statements under Canadian or United States generally accepted accounting principles. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at June 30, 2004 and for all periods presented, have been included. Interim results for the three-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial information. These financial statements conform, in all material respects, with generally accepted accounting principles ("GAAP") in the United States.

These financial statements should be read in conjunction with the financial statements and notes for the fiscal year ended December 31, 2003. The accounting principles applied in these interim consolidated financial statements are consistent to those applied in the annual consolidated financial statements.

2.     GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

At June 30, 2004, the Company has a working capital deficiency of $552,532 (2003 - $548,214), and, without additional funding, is unable to meet its obligations as they fall due. The Company has a significant working capital deficiency and, accordingly, there is substantial doubt about the ability of the Company to continue as a going concern. Management is actively pursuing additional funds by way of private placement to meet its reduced level of general and administrative expenditures. While the Company has been successful in raising funds in the past, there can be no assurance that it will be able to do so in the future.

The operations of the Company have primarily been funded by the issuance of share capital and debt. Continued operation of the Company is dependent on the Company's ability to complete additional equity financings or generate profitable operations in the future. Such financings may not be available or may not be available on reasonable terms.

3.     EXPLORATION PROPERTIES AND DEFERRED COSTS

        Calling Lake and Varlaam, Alberta

The Company has an undivided 100% working interest in several mineral exploration permits in the Calling Lake region of Alberta. Pursuant to a letter of agreement dated September 10, 1998, as amended on August 26, 1999, the Company has also acquired a 50% interest in exploration claims, known as the Varlaam property, located contiguous to the Calling Lake property. The Company paid the vendor, New Claymore Resources Inc. ("New Claymore") $50,000 and issued 25,000 common shares of the Company.

In February 2002, the Company and New Claymore granted an option to BHP Billiton Diamonds Inc. ("BHP") to acquire up to a 70% interest in their Calling Lake and Varlaam properties in Alberta. On September 12, 2003, the Company received notice that BHP Billiton Diamonds Inc. had terminated its option to acquire an interest in the Calling Lake and Varlaam Properties owned by the Company and New Claymore. The Company now maintains an ownership interest of 65% with the remaining 35% held by New Claymore.

In 2003, management of the Company decided to write down the carrying value of the properties to $Nil.

        Terrawest Properties, Peoples Republic of China

During the year ended December 31, 2003, the Company entered into an agreement to acquire an interest in certain gold properties in the People's Republic of China from Terrawest Resource Holdings Ltd. ("Terrawest"). The Company conducted property evaluation and due diligence in 2003. In March 2004, the agreement effectively ended when Terrawest received a notice from its Chinese partners terminating Terrawest's underlying agreement on the subject properties. The Company agreed to abandon any claim against Terrawest in consideration of Terrawest and its principals providing two joint and several promissory notes totalling $100,000. The promissory notes are each for $50,000, fall due on July 30, 2004 and December 31, 2004 respectively and bear interest at the rate of 10% per year after their due dates. The present value of these promissory notes was $94,955 at the date of issue and $97,264 at June 30, 2004. Subsequent to June 30, 2004, the Company received the $50,000 due July 30, 2004.

4.      CAPITAL STOCK

__________________________________________________________________________________________________________________________________

Number of Shares

Share Capital

Contributed Surplus

Balance at December 31, 2000

1,895,095

$ 3,545,697

$ -

For exploration properties

10,000

15,000

-

Balance at December 31, 2001

1,905,095

3,560,697

-

Settlement of accounts payable

81,834

81,834

-

Private placement

200,000

100,000

-

Balance at December 31, 2002

2,186,929

3,742,531

-

Private placement

1,333,330

300,639

-

Settlement of accounts payable

32,221

28,999

-

Private placement

423,077

151,717

-

Exercise of warrants

33,333

8,883

-

Stock-based compensation

-

-

54,000

Balance at December 31, 2003

4,008,890

4,232,769

54,000

Exercise of warrants

77,836

19,833

-

Share subscription received

-

-

-

Balance at June 30, 2004

4,086,726

$ 4,252,602

$ 54,000

___________________________________________________________________________________________________________________________________

        Share subscriptions receive

In February 2004, the Company received $44,167 in respect of a planned exercise of share purchase warrants. The share subscription did not complete and in April 2004 this amount was returned to the subscriber.

        Share consolidation

Effective February 17, 2003, the Company consolidated its issued share capital on a 10 old for one new basis. The authorized share capital remained unchanged. As a result of the share consolidation, the Company's issued share capital decreased from 21,869,294 shares to 2,186,929 shares. The decrease was reflected retroactively as a change in issued share capital. In addition, references to share capital, options and warrants in these financial statements and all prior loss per share information were retroactively restated to give effect to the share consolidation.

        Discovery Bonus

In connection with acquiring the Chain Lakes and Calling Lake properties, the Company entered into a Discovery Bonus Agreement for the issuance of up to 200,000 common shares at $0.01 per Discovery Bonus Share, with 100,000 common shares to be issued upon discovery of a diamondiferous kimberlite pipe on the Company's mineral properties and a further 100,000 common shares to be issued upon providing a bankable final feasibility study on a commercial diamondiferous pipe. As at June 30, 2004, these milestones have not been achieved, and, none of these shares have been issued.

5.      STOCK OPTIONS

In 2003 the Company adopted an incentive stock option plan (the "Plan") to grant options to directors, officers, employees and consultants of the Company. The maximum number of shares reserved for issuance under the Plan shall not exceed 10% of the issued share capital of the Company. Under the Plan, the exercise price of each option may not be less than the market price of the Company's shares at the date of grant. Options granted under the Plan will have a term not to exceed five years.

As at June 30, 2004, the following stock options are outstanding and exercisable:

______________________________________________________________________________________________________________

Number
of Shares

 Exercise
Price

Expiry Date

21,956

$ 2.10

December 6, 2004

256,000

$US 0.50

April 16, 2008

277,956

_______________________________________________________________________________________________________________

The change in stock options outstanding is as follows:

__________________________________________________________________________________________________________________________________

June 30, 2004

June 30, 2003

Warrants
Outstanding

 Weighted
Average
Exercise
Price

Warrants
Outstanding

 Weighted
Average
Exercise
Price

At January 1

277,956

$ 0.79

95,815

$ 2.10

Granted

-

-

256,000

$ US 0.50

Exercised

-

-

-

-

Expired

-

-

-

-

At end of period

277,956

$ 0.79

315,815

$ 1.07

_______________________________________________________________________________________________________________________________

6.      WARRANTS

          As at June 30, 2004, the following share purchase warrants were outstanding:

___________________________________________________________________________________________________________________

Number
of Shares

 Exercise
Price

Expiry Date

32,221

US$ 0.60

April 17, 2004

   423,077

US$ 0.35

September 9, 2004

   455,298

__________________________________________________________________________________________________________________

The change in share purchase warrants outstanding is as follows:

______________________________________________________________________________________________________________

June 30, 2004

June 30, 2003

Warrants
Outstanding

 Weighted
Average
Exercise
Price

Warrants
Outstanding

 Weighted
Average
Exercise
Price

At January 1

1,088,630

$ 0.35

200,000

$ 1.00

Granted

-

-

698,886

0.22

Exercised

(77,836)

0.26

-

-

Expired

(555,496)

0.26

(200,000)

-

At end of period

455,298

$ 0.50

698,886

$ 0.22

 __________________________________________________________________________________________________________________

The Company has also granted the right to purchase 200,000 shares pursuant to the Discovery Bonus Agreement, as noted in note 4.

7.      RELATED PARTY TRANSACTIONS

         The Company incurred the following expenses with a law firm and consulting firms controlled by directors, an officer and a former director:

__________________________________________________________________________________________________________________________________

3 months ended June 30, 2004

3 months ended June 30, 2003

6 months ended June 30, 2004

6 months ended June 30, 2003

Consulting fees

$ 7,500

$ 25,500

$ 10,000

$ 55,000

Property evaluation and due diligence costs

$ -

$ 40,640

$ 2,500

$ 63,252

Professional fees

$ -

$ 15,244

$ 2,500

$ 47,031

Rent

$ 2,700

$ 4,500

$ 7,500

$ 5,000

__________________________________________________________________________________________________________________________________

Included in accounts payable and accrued liabilities at June 30, 2004 is $158,082 (2003 - $103,095) due to a law firm controlled by a director and $174,213 (2003 - $108,543) due to consulting companies controlled by directors, an officer and a former director.

These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

8.      DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada. These financial statements also conform, in all material respects, with accounting principles generally accepted in the United States with respect to recognition, measurement and presentation.